Exhibit 10.2

BROADWAY FINANCIAL CORPORATION

AWARD AGREEMENT

Pursuant to the Broadway Financial Corporation 2008 Long-Term Incentive Plan (the “Plan”), Broadway Financial Corporation (the “Company”) hereby grants a Full Value Award in the form of restricted stock to the Grantee named above covering 120,483 shares of Common Stock of the Company (the “Award”).  Upon acceptance of this Award, the Grantee shall receive the number of shares of Stock of the Company covered by the Award, subject to the restrictions and conditions set forth herein and in the Plan (the “Restricted Stock”).  The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the Stock in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Committee.

The Company is currently a participant in the Capital Purchase Program, developed pursuant to the United States Department of Treasury’s Troubled Asset Relief Program (“TARP”) under the Emergency Economic Stabilization Act of 2008, as amended. To the extent that, with respect to this Award, the Grantee is subject to the restrictions of Section 30.10 of 31 C.F.R. part 30, an interim final regulation promulgated by the United States Department of Treasury (“Treasury”) governing executive compensation for recipients of financial assistance under TARP, and the guidance related thereto (the “TARP Rules”), this Award is and shall be intended to satisfy the requirements for and qualify as an award of “long term restricted stock,” as defined the TARP Rules, and this Agreement shall be interpreted and construed in accordance therewith.

1. Acceptance of Award. The Grantee shall have no rights with respect to this Award unless Grantee shall have accepted this Award by signing a copy of this Award Agreement and delivering the signed copy to the Company. Upon acceptance of this Award by the Grantee, the shares of Restricted Stock so accepted shall be issued and held by the Company’s transfer agent in book entry form, and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. Thereupon, the Grantee shall have all the rights of a stockholder with respect to such shares, including voting and dividend rights, subject, however, to the restrictions and conditions specified in Paragraph 2 below.

2. Restrictions and Conditions.

(a) Any certificates or book entries for the shares of Restricted Stock granted herein shall bear an appropriate legend, as determined by the Committee in its sole discretion, to the effect that such shares are subject to restrictions as set forth herein and in the Plan.

(b) Shares of Restricted Stock granted herein may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of by the Grantee prior to vesting.

(c) Notwithstanding anything herein or in the Plan to the contrary, but only to the extent the Grantee is subject to the restrictions of Section 30.10 of the TARP Rules with respect to this Award, vested shares of the Stock granted hereunder shall not be transferable (as defined in 26 C.F.R. 1.83–3(d)) at any time earlier than the time permitted under the following schedule (except to the extent provided below or as necessary to reflect a merger or acquisition of the Company (within the meaning of the TARP Rules)):

(i) 25 percent of the shares of Stock at the time of repayment of 25 percent of the aggregate financial assistance received by the Company from Treasury under TARP;

(ii) an additional 25 percent of the shares of Stock granted (for an aggregate total of 50 percent of the shares of Stock) at the time of repayment of 50 percent of the aggregate financial assistance received by the Company from Treasury under TARP;

(iii) an additional 25 percent of the shares of Stock granted (for an aggregate total of 75 percent of the shares of Stock granted) at the time of repayment of 75 percent of the aggregate financial assistance received by the Company from Treasury under TARP; and

(iv) the remainder of the shares of Stock granted at the time of repayment of 100 percent of the aggregate financial assistance received by the Company from Treasury under TARP.

Notwithstanding the foregoing, at any time beginning with the date upon which shares of Restricted Stock become vested and ending on December 31 of the calendar year including such vesting date, a portion of the vested shares of Stock may be made transferable to the extent reasonably required to pay the Federal, state or local taxes that are anticipated to apply to the income recognized due to such vesting.  The amounts made transferable for such purpose shall not count toward the percentages in the schedule above.

3. Vesting of Restricted Stock.  To the extent not previously forfeited, the shares of Restricted Stock shall vest and become nonforfeitable on the earlier of (i) (A) with respect to 100,000 shares of Restricted Stock, the second anniversary of the Date of Grant, and (B) with respect to the remaining 20,483 shares of Restricted Stock, the third anniversary of the Date of Grant, (ii) Grantee’s death or permanent disability, or (iii) Grantee’s termination of employment by the Company (including its subsidiaries or any successor) within one year following a Change in Control; provided, however, that the Change in Control-based vesting provided for in this clause (iii) shall not apply at any time that such vesting would not be consistent with the requirements of Part 359 of the Rules and Regulations of the Federal Deposit Insurance Corporation (12 C.F.R. Part 359).  If Grantee’s employment with the Company (including subsidiaries) terminates for any reason prior to the third anniversary of the Date of Grant, all shares of Restricted Stock that are unvested (and that do not vest upon such termination pursuant to clause (ii) or (iii) of the preceding sentence) shall be immediately forfeited.  For purposes of this Agreement, the term “Change in Control” means, with respect to the Company, a change in control within the meaning of Treasury Regulations Section 1.280G-1Q&A 27-29 or Section 1.409A-3(i)(5)(i).  Section 6 of the Plan shall not apply.

4. Dividends. Dividends on shares of Restricted Stock shall be paid currently to the Grantee.

5. Incorporation of Plan. Except as otherwise provided herein, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in the Plan. Capitalized terms in this Agreement that are not defined herein shall have the meaning specified in the Plan, unless a different meaning is indicated herein. The terms of the Plan shall not be considered an enlargement of any benefits under this Agreement.  In addition, the Award is subject to any rules and regulations promulgated by the Committee.  However, any Award subject to this Agreement may not in any way be restricted or limited by any Plan amendment or termination or by change of Committee rules and regulations approved after the Date of Grant indicated on the first page hereof without the Award recipient’s written consent.

6. Transferability. This Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than (i) by will or the laws of descent and distribution or (ii) pursuant to an order issued under state domestic relations laws.

7. Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of all Federal, state, and local taxes required by law to be withheld on account of such taxable event. Except in the case where an election is made pursuant to Paragraph 8 below, and to the extent permitted under Paragraph 2(c) above, the Company shall have the authority to cause the required minimum tax withholding obligation to be satisfied, in whole or in part, by withholding from shares of Stock to be issued or released by the transfer agent a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due.

8. Election Under Section 83(b). The Grantee and the Company hereby agree that the Grantee may, within 30 days following the acceptance of this Award as provided in Paragraph 1 hereof, file with the Internal Revenue Service and the Company an election under Section 83(b) of the Internal Revenue Code. In the event the Grantee makes such an election, he or she agrees to provide a copy of the election to the Company. The Grantee acknowledges that he or she is responsible for obtaining the advice of his or her tax advisors with regard to the Section 83(b) election and that he or she is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with regard to such election.

9. No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.

10. Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

11. Force and Effect. The various provisions of this Agreement are severable in their entirety.  Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

12. Successors. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

13.  Applicable Law. The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflict of law provisions of any jurisdiction.

14. Entire Agreement. This Agreement, together with the Plan, contains the entire understanding of the parties and shall not be modified or amended except by a written document duly signed by both parties hereto. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.

BROADWAY FINANCIAL CORPORATION

By:
Name:
Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof are hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s Name